As of November 1, 2000




Mr. Michael Rosenfeld
450 N. Roxbury Drive
Beverly Hills, California  90210

Dear Mr. Rosenfeld:

         This letter shall server to memorialize the agreement between you and us as follows:

                  (1) Reference is made to the employment agreement between you and us, dated September 1, 1999, as amended (the "Agreement").

                  (2) Reference is made to the letter agreement between you and us, dated as of August 21, 2000, as amended (the "Amendment").

                  (3) Paragraph (4) of said Amendment shall be deleted and in its place shall be substituted the following:

                  "In addition to the forgoing and in consideration of the extraordinary services you have heretofore rendered on our behalf we agree to pay you, as additional compensation for your services under the Agreement, the sum of $150,000 payable at the rate of $50,000 on January 1, 2001 and $10,000 per month for ten (10) consecutive months, commencing February 1, 2001."

         If the forgoing confirms your understanding of our agreement, please sign this letter on the space provided below.

                                         Cordially,

                                         EduLink, Inc.



                                         By:      /s/ Ronald C. Rescigno
                                                  -----------------------------
/s/ Michael Rosenfeld                             Ronald C. Rescigno, President
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Michael Rosenfeld